EXHIBIT 3.5




                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF DESIGNATIONS,
                           PREFERENCES AND RIGHTS OF
                            SERIES B PREFERRED STOCK

                                       OF

                                CARECENTRIC, INC.

The undersigned, John R. Festa, President and Chief Executive Officer of CareCentric, Inc. (formerly known as Simione Central Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Code"), does hereby certify:

     1. The name of the corporation is CareCentric, Inc., (formerly Simione Central Holdings, Inc.)

     2. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and Section 151(g) of the Code, the Board of Directors adopted on September 2, 1999 a resolution setting forth the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the shares of the Series B Preferred Stock (the "Original Resolution") and the Corporation caused a Certificate of Designations, Preferences and Rights of Series B Preferred Stock containing the Original Resolution to be signed and filed.

     3. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and Sections 141 and 151 of the Code, the Board of Directors adopted on March 7, 2000 an amendment to the Original Resolution (the "First Amendment Resolution") setting forth a new Section 3.C thereof.

     4. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation and Sections 141 and 151 of the Code, the Board of Directors adopted on May 9, 2000 a second amendment to the Original Resolution (the "Second Amendment Resolution") setting forth a amendments to Sections 3.C, 3. E. and 3.G. thereof.

     5. The Board of Directors adopted on April 15, 2002 the following resolutions regarding the amendment of the Original Resolution (the "Third Amendment"):

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"RESOLVED, that the Corporation's Certificate of Incorporation shall be amended such that the Designations, Preferences and Rights of Series B Preferred Stock shall be and hereby are amended by adding, after Section "H", a new Section "I." entitled "Conversion", as follows:

I. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     1. Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issuance Price by the Conversion Price applicable to each such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversation. The price at which shares of Common Stock shall be deliverable upon such conversion (the "Conversion Price") shall initially be equal to one dollar ($1.00) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

     2. Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, he shall surrender the certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares to be converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issues. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     3. Adjustments to Conversion Price for Certain Diluting Issuances, Splits and Combinations. The Conversion Price of the Series B Preferred shall be subject to adjustment from time to time as follows:

          (a) Special Definitions. For purposes of this Section, the following definitions apply:

               (1) "Additional Stock" shall mean all shares of Common Stock issued by the Corporation after the Purchase Date, and all shares of Common Stock issuable pursuant to Options and Convertible Securities issued by the Corporation after the Purchase Date, as defined below, other than shares of Common Stock for which adjustment of the Conversion Price is made pursuant to
Section I.3(d) or I.3(e) below.

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               (2)  "Convertible   Securities"   shall  mean  any  evidences  of
indebtedness, shares (other than Common Stock) or other securities convertible into or exchangeable for Common Stock.

               (3)  "Options"  shall  mean  rights,   options,  or  warrants  to
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

          (b) Adjustments. If the Corporation shall issue, after the date upon which any shares of Series B Preferred Stock were first issued (the "Purchase Date"), any Additional Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted downward to a price equal to the price paid per share for such Additional Stock.

          (c) Determination of Consideration. For purposes of this Section I.3, the consideration received by the Corporation for the issuance of any Additional Stock shall be computed as follows:

               (1) Cash and Property. Such consideration shall:

                    (A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                    (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as mutually determined in good faith by the Corporation's Board of Directors and the holders of a majority of the Series B Preferred Stock; and

                    (C) in the event Additional Stock is issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as mutually determined in good faith by the Corporation's Board of Directors and the holders of a majority of the Series B Preferred Stock.

               (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Stock deemed to have been issued pursuant to this Section I.3 relating to Options and Convertible Securities shall be determined by dividing:

                    (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision


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contained   therein  designed  to  protect  against  dilution)  payable  to  the
Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                    (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, upon the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

          (d) Adjustments to Conversion Prices for Stock Dividends and for Combination or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Purchase Date shall declare or pay, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (e) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section I.3(d) above) the applicable Conversion Price then in effect shall concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that shares of the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of shares of the Series B Preferred Stock immediately before that change.

          (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at


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all times in good faith assist in the carrying out of all the provisions of this
Section I.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

          (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section I.3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation's Chief Executive Officer or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price in effect immediately before and after such adjustments and readjustments, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series B Preferred Stock.

          (h) Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series of other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred Stock:

               (1) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

               (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

          (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any



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transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

          (j) Reservation of Stock Issuance Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

          (k) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, either
(i) pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined by the closing price of the Common Stock on the Nasdaq market on the day prior to conversion) or (ii) round such fractional share up to a whole share.

          (l) Notices. Any notice required by the provisions of this Section I.3 to be given to the holders of shares of Series B Preferred Stock shall be deemed given five (5) days after being deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.


          "RESOLVED, that the Board of Directors recommends that the holders of Series B Preferred Stock approve such amendment."

     6. The Certificate of Designations, Preferences and Rights of Series B Preferred Stock of the Corporation is hereby amended as described above in part 5 of this Certificate.

     7. The amendment herein certified has been duly adopted by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the Code.

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     8.   On June 15, 2002, Mestek,  Inc., the holder of 100% of the outstanding shares  of  Series  B  preferred  Stock  executed  a  written  consent
          approving  the   amendment  to  the   Certificate   of   Designations,
          Preferences  and  Rights of Series B  Preferred  Stock as set forth in part 5 above.

          IN WITNESS WHEREOF, the Corporation has cause this Certificate to be signed by its President and Chief Executive Officer, and such authorized officer hereby declares, under penalty of perjury under the laws of the State of Delaware, that he signed this Certificate in the official capacity set forth beneath his signature and that the statements set forth in this Certificate are true and correct to his own knowledge this 1st day of July, 2002.


                                       /s/ John R. Festa
                                       --------------------------------------
                                       John R. Festa
                                       President and Chief Executive Officer











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